UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2020

MIMECAST LIMITED

(Exact name of Registrant as Specified in Its Charter)

Bailiwick of Jersey	001-37637	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Finsbury Avenue
London EC2M 2PF
United Kingdom	EC2M 2PF
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 996-5340

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Ordinary Shares, nominal value $0.012 per share	MIME	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e). Voluntary Forfeiture of Compensation for Chief Executive Officer

On April 27, 2020, in response to the global COVID-19 pandemic, Peter Bauer, the Chairman and Chief Executive Officer of Mimecast Limited, a corporation organized under the laws of the Bailiwick of Jersey (the “Company”), voluntarily agreed to temporarily forfeit his cash compensation in the following manner: (i) he will forfeit his base salary for the period from May 1, 2020 until September 30, 2020, and (ii) he will forfeit any incentive bonus that would have been payable to him for the first and second quarters under the Company’s executive incentive plan for the fiscal year ending March 31, 2021. This forfeiture represents approximately $154,000 in aggregate base salary and approximately $185,000 in aggregate incentive payments, assuming incentive payments would have been paid at target levels. The Company will continue to provide to Mr. Bauer an amount necessary to cover his required contributions to his employment benefits and related payroll taxes, if any. In addition, Mr. Bauer has agreed to waive any rights he has to terminate his Amended and Restated Employment Agreement dated as of September 2, 2015 (the “Employment Agreement”), for “Good Reason” (as defined in the Employment Agreement) resulting from the forfeiture described above. The Compensation Committee of the Company’s Board of Directors has accepted Mr. Bauer’s agreement to voluntarily forfeit his cash compensation as described above.

The Company anticipates that the funds from Mr. Bauer’s voluntary forfeiture will be used: (i) to increase charitable funding to global organizations approved in accordance with the Company’s Corporate Social Responsibility program, and (ii) to support new initiatives and programs established for Company employees and the broader communities in which they live and work, which have been specifically impacted by the global COVID-19 pandemic. Any decision regarding the use of the funds will be made by the Company’s Chief Financial Officer, Rafeal E. Brown, and the Company’s Chief Human Resources Officer, Karen Anderson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mimecast Limited

Date: April 28, 2020	By:	/s/ Robert P. Nault
Robert P. Nault
Senior Vice President and General Counsel

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